Exhibit 10.16

Housing Lease Contracts

Party A (lessor): Liu Heping

Party B (Lessee): Qi Yanling

Both parties are voluntary in accordance with the relevant laws and regulations of the People’s Republic of China. On the basis of equality and mutual benefit, the following agreement was reached on the office building of Yushang Building:

Article 1 Rental housing and area

The rental house is located in Yushang Building Office Building B 18 floors 4 rooms With a total construction area of 226 square meters.

1. Party A guarantees that it has obtained the ownership certificate of the leased house in accordance with the law, and that there is no ownership dispute over the leased house and that it has the right to dispose of it legally.

2 .. Party A guarantees that the rental housing rental review building standards can be used normally.

3. Party A guarantees that there is no agreement on the leased housing that affects the tenant’s normal use of the leased housing in accordance with this contract.

Article 2 Lease term and purpose

1. The lease period of the house is a total of two years, from January 20, 2021 to January 19, 2023.

2 .. Party B promises to Party A that the lease of the house will only be used for commercial office purposes.

Article 3 Rent and Payment Methods

1. The monthly rent per square meter of the house is 45 yuan, and the total annual rent is 122,040 yuan, which does not include property management fees, pooled electricity, pooled water fees, air conditioning fees, heating costs (excluding tax rent);

2. Housing rent payment method: one payment per year, cash, transfer (pay the next year’s rent 1 month in advance each year).

3 .. Party A shall provide Party B with a valid receipt voucher after receiving the payment.

Article 4 Repair and use of houses

1 .. Party B shall make reasonable use of the house and ancillary facilities it undertakes. If the improper use of the house and facilities caused damage, Party B shall be immediately responsible for repair or compensation of the economy.

2. If Party B changes the indoor structure, decoration or setting of the equipment, design scale, scope, process, materials and other schemes that affect the structure of the house, it is necessary to obtain the written consent of Party A in advance before construction. After the expiration of the lease period or due to the responsibility of Party B, Unless otherwise agreed by the parties, Party A has the right to choose one of the following rights:

(1) The decoration attached to the house belongs to Party A.

(2) Party B is required to restore the original state.

(3) Party B shall be charged the fees actually incurred in the restoration project.

Article 4 Transfer and sublease of housing

1. During the lease period, Party A has the right to transfer the rented house in accordance with the legal procedures, and after the transfer, this contract will continue to be valid for the new owner of the house and Party B.

2 .. Without the consent of Party A, Party B shall not sublease or sublease.

3. Party A must notify Party B of the sale of the house 6 months ago, and under the same conditions, Party B has the right of first refusal.

Article 6 Contracts may be modified, rescinded and terminated

1 .. The two parties may negotiate to change or terminate this contract.

2. During the rental period, If Party B commits any of the following acts, Party A has the right to terminate the contract to reclaim the rental house:

(1) Sublease or sublease the leased house without the consent of Party A.

(2) Without the written consent of Party A, the structure of the house shall be demolished and changed.

(3) The rented house is damaged and has not been repaired within a reasonable period of time proposed by Party A.

(4) Without the written consent of Party A, change the purpose of housing lease stipulated in this contract.

(5) Using rented housing to store dangerous goods or carry out illegal activities.

(6) Party B has not paid the agreed fees within the time limit, and has caused serious damage to Party A.

(7) Rent arrears for more than 3 months.

3. If Party B wants to continue to lease at the end of the lease period, party B shall notify Party A in writing 2 months before the lease period expires. If Party A still wants to lease to the outside world after the expiration of the lease, Party B shall enjoy the right of first refusal. If Party B renews the rent, the rent increase of the house shall not be higher than plus or minus 5%.

4. The contract is naturally terminated at the end of the lease period.

5. If the contract cannot be performed due to force majeure factors, the contract shall be terminated.

Article 7 Acceptance of housing delivery and return

1. Delivery: Party A shall deliver the house to Party B according to the agreed conditions before the year, month, and the “List of Ancillary Facilities and Equipment of the House” shall be signed and sealed by both parties for the transfer confirmation.

2. Return: After the expiration of the lease period or the termination of the contract, Party B shall return the house and ancillary facilities.

After receiving the experience of both parties, A and B sign and seal the “List of Ancillary Facilities and Equipment of the House”.

3. Both parties participate in the acceptance, such as objections to hardware facilities and equipment such as decoration and utensils should be raised on the spot.

4. Party B shall keep the house, facilities and equipment intact when Party B returns Party A’s house.

Items must not be retained or affect the normal use of the house. Party A has the right to dispose of items retained without consent.

Article 8 Liability for Breach of Contract

1. If Party A terminates the contract because it cannot provide the house agreed in this contract, Party A shall pay Party B a liquidated damages of 10% of the total rent of this contract. In addition to paying liquidated damages as agreed, Party A shall also compensate for losses beyond the liquidated damages.

2. When Party A invalidates this contract due to defective housing ownership or illegal rental of housing, Party A shall compensate Party B for losses.

3. During the lease period, Party B has one of the following acts, Party A has the right to terminate the contract and reclaim the house, and Party B shall pay Party A a liquidated damages according to 10% of the total rent of the contract. If the liquidated damages paid are insufficient to compensate for Party A’s losses, Party B shall also be responsible for compensation until all losses are compensated.

Subleasing or subleasing the house to others without the written consent of Party A;

Demolition, alteration of the structure of the house or damage to the house without the written consent of Party A:

Change the lease purpose provided for in this contract or use the house for illegal activities.

4. During the lease period, if Party B is late in paying the expenses agreed in this contract that Should be borne by Party B, Party A shall pay a late fee of 10% of the total amount of the above expenses for each overdue day.

5. During the lease period, if Party B rents itself without the consent of Party A, Party B shall pay a liquidated damages to Party A according to the amount of 10% of the total rent of this contract, and if the liquidated damages paid are insufficient to make up for Party A’s losses, Party B shall also bear the liability for compensation.

6. If Party B pays the rent late, for each overdue day, Party B shall pay a late fee of three times the daily rent.

7. At the expiration of the lease period, Party B shall return the house as scheduled. If Party B is late in returning, Party A shall pay a late fee of three times the original rent to Party A for each overdue day, and Party B shall also bear the loss caused to Party A due to the overdue return

Article 9 Conditions for Exemption from Liability

1. Due to force majeure, the contract cannot be continued to perform or the losses caused by it, and both parties A and B shall not be liable to each other

2. If the houses that need to be demolished or transformed due to national policies cause losses to both parties, they shall not be liable to each other.

3. If the contract is terminated due to the above reasons, the rent is calculated according to the actual use, and the less than the whole month is calculated on a daily basis, and more refunds are made less.

4. Force majeure refers to objective situations that cannot be foreseen, cannot be avoided and cannot be overcome.

Article 10 For matters not covered by this contract, supplementary terms may be concluded upon mutual agreement between the parties A and B. The supplementary terms and attachments are an integral part of this contract and have the same legal effect as this contract.

Article 11 Dispute Resolution

Disputes arising under this contract shall be mediated by the parties through negotiation; if the disputes are not resolved through consultation or mediation, the second method shall be as follows (only one of the two methods can be selected)

1 .. Submit to the Arbitration Commission for arbitration.

2 .. File a lawsuit with a people’s court with jurisdiction in accordance with law.

Article 12 This contract shall enter into force after the two parties sign (chapter).

Article 13 This contract and its annexes shall be made in 4 copies, and each party and Party A shall hold 2 copies. Has the same legal effect.

Party A: Liu Heping

Identity card (or business license): 612701197806283612

Phone: 13992201567

Address: Yulin Yushang Building Office Building B 18 floors

Signing date: 2021.01.20

Signing location: Yushang Building

Party B: Qi Yanling

Identity card (or business license): 612701197310211420

Phone: 13324607618

address:

Signing date: 2021.01.20

Signing location: Yushang Building